UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200 San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2023, Nuvve Holding Corp. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”), as the sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through the Agent, shares of its common stock (the “Shares”), having an aggregate offering price of up to $25,000,000 (the “Offering”).

Under the Agreement, the Agent may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market or on any other existing trading market for the Shares and sales to or through a market maker. Under the terms of the Agreement, the Company may also sell shares to the Agent as principal for its own account, or through the Agent in privately negotiated transactions with the Company’s prior consent.

The Company will pay the Agent a commission of 3.0% of the aggregate gross sales prices of the Shares. The Company will also reimburse the Agent for fees and disbursements of its legal counsel in an amount not to exceed $50,000. The Agreement contains customary representations and warranties, covenants and indemnification and contribution obligations, including indemnification and contribution for liabilities under the Securities Act. The Agreement may be terminated by us at any time in our sole discretion by giving five business days’ written notice to the Agent, or by the Agent at any time in its sole discretion. The Agreement will remain in full force and effect until such date that the Agreement is terminated in accordance with the terms thereof.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement under the Securities Act on Form S-3 (File No. 333-264462), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 5, 2022, and the prospectus supplement relating to the Shares, dated January 31, 2023, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act on January 31, 2023.

The Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Agreement and the Offering does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Agreement has been included to provide investors and security holders with information regarding its terms. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	At The Market Offering Agreement, dated January 31, 2023, by and between Nuvve Holding Corp. and Craig-Hallum Capital Group LLC.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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